Exhibit 10.21

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of December 30, 2005 by and between the undersigned (collectively, “Creditor”), and Square 1 Bank (“Bank”).

Recitals

A. Irvine Sensors Corporation, a Delaware- corporation (“Borrower”), has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate (on the terms set forth in this Agreement): (i) all of Borrower’s indebtedness and obligations to Creditor pursuant to the Series 1 and/or Series 2 Senior Subordinated Secured Convertible Notes issued by Borrower on December 30, 2005 to Creditor (the “Subordinated Notes”), whether presently existing or arising in the future (the “Subordinated Debt”) to the Senior Debt (as defined below); and (ii) all of Creditor’s security interests, if any, in the Borrower’s property, to all of Bank’s security interests in the Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Bank, on the terms set forth in this Agreement, any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in that certain Loan and Security Agreement between Borrower and Bank, dated as of the date hereof, as amended from time to time (the “Loan Agreement”), shall at all times, while any Senior Debt or commitment by Bank to lend is outstanding, be prior to the security interest of Creditor. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. All Subordinated Debt is subordinated, on the terms set forth in this Agreement, in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”). For the avoidance of doubt, for the purposes of the Loan Agreement, the Subordinated Debt is Permitted Indebtedness, and the security interests of Creditor in Borrower’s assets are Permitted Liens.

3. Except as otherwise set forth in this Agreement, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise (other than payments of Excluded Items (as defined below)), nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, and except as set forth in the next paragraph, Creditor shall be entitled to receive from Borrower (and Borrower shall be entitled to pay to Creditor) each regularly scheduled payment of interest and principal, and all other amounts due in accordance with the terms of the Subordinated Debt.

4. Notwithstanding anything to the contrary herein, upon (i) the occurrence and during the continuance of an Event of Default under the Loan Agreement and (ii) written notice of such Event of Default to

Creditor from Bank (a “Payment Blockage Notice”), Creditor may not exercise any remedy with respect to Borrower nor receive any payment (other than in respect of Excluded Items) from Borrower for each period (each a “Payment Blockage Period”) commencing on the date of the Payment Blockage Notice and ending on the earliest to occur of the following events:

(a) such Event of Default has been cured or has been waived by Bank in writing;

(b) 120 days have passed from the date of such Payment Blockage Notice, unless Bank has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on the Collateral, or a case or proceeding by or against Borrower is commenced under any bankruptcy or insolvency law or laws relating to the relief of debtors, in which case Creditor may exercise any remedy with respect to Borrower but Creditor may not receive any payments from Borrower during the continuance of such actions or proceedings; or

(c) the Senior Debt has been discharged or paid in full and Bank’s commitment, if any, to make credit extensions under the Loan Agreement has been terminated;

immediately after which Creditor may exercise such remedies and Borrower may make all payments due and owing to Creditor (including, without limitation, any amounts in arrears by reason of such Payment Blockage Period), subject at all times to the first priority security interest of Bank and the requirement that any amounts received by Creditor be turned over to Bank so long as any Senior Debt remains outstanding. Notwithstanding the foregoing, Bank may not deliver more than two (2) Payment Blockage Notices in any 365-day period; provided that no two (2) consecutive Payment Blockage Notices during any 365-day period may be imposed with respect to the same Event of Default, unless such Event of Default is waived or cured prior to the expiration of the relevant Payment Blockage Period.

5. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank, and any Excluded Items) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

6. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Subordinated Debt shall not include any obligations of Borrower arising under or in connection with any of the Excluded Items, as defined hereafter. “Excluded Items” means: (a) warrants issued by Borrower to Creditor pursuant to which Creditor may purchase equity securities of Borrower or agreements exclusively governing the rights of the holders of equity securities of Borrower; and (b) any equity securities of Borrower held by or paid or otherwise delivered to Creditor including those issued or issuable upon exercise of or in connection with any warrants and including, without limitation, those issued or issuable by Borrower to Creditor in connection with or as a result of the conversion or as payment in respect of any Subordinated Debt.

7. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

8. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Bank as Creditor’s attorney in fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower, to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 20 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims. Creditor shall retain all rights to vote and otherwise act in any bankruptcy, insolvency or similar proceeding (including, without limitation, the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the extent provided by applicable law, provided that Creditor shall not initiate, prosecute or join in any claim or action in any such proceeding challenging (x) the validity or enforceability of the Senior Debt, this Agreement or any liens or security interests securing the Senior Debt, or (y) the intent or effect of this Agreement.

9. Creditor shall promptly affix a legend to the Subordinated Notes stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower, as provided in this Agreement. Without limiting the foregoing, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

10. This Agreement shall remain effective for so long as the Bank has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Bank under the Loan Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount (but not to exceed Eight Million Dollars ($8,000,000) of Senior Debt), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person; provided that such action will not terminate or impair Creditor’s rights as provided herein. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

11. This Agreement shall bind and benefit any successors or assignees of Creditor and Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially identical terms and conditions as this Agreement.

12. Creditor represents and warrants to Bank that the terms and conditions of this Agreement have been authorized by all necessary action on the part of the Creditor, and that the individuals signing on behalf of Creditor have all necessary approval and authority to do so.

13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. THE PARTIES HERETO HERBY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Creditor submits to the exclusive jurisdiction of the state and federal courts located in the County of San Diego, State of California, for any claim or cause of action based upon or arising out of this agreement or any transaction contemplated herein, including claims based on contract, tort, breach of duty and all other common law or statutory bases. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in San Diego, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

15. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

16. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PEQUOT PRIVATE EQUITY FUND III, L.P.				PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager			By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Aryeh Davis			By:	/s/ Aryeh Davis
		Name:	Aryeh Davis			Name:	Aryeh Davis
		Title:	COO & General Counsel			Title:	COO & General Counsel

Address for Notice:				Address for Notice:

Pequot Private Equity Fund III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880 Facsimile No.: 203-429-2400 Attn.: Aryeh Davis; Carlos Rodrigues				Pequot Offshore Private Equity Partners III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880 Facsimile No.: 203-429-2400 Attn.: Aryeh Davis; Carlos Rodrigues

With a copy to:				With a copy to:

Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299 Facsimile No.: (212) 969-2900 Attn: Adam J. Kansler, Esq.				Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299 Facsimile No.: (212) 969-2900 Attn: Adam J. Kansler, Esq.

“Bank”

SQUARE 1 BANK

				By:	/s/ Michael Berrier

				Title:	Senior Vice President and Regional Manager

The undersigned approves of the terms of this Agreement.

“Borrower”

IRVINE SENSORS CORPORATION

				By:	/s/ John J. Stuart, Jr.

				Title:	Sr. VP & Chief Financial Officer

[Signature Page to Subordination Agreement]